Exhibit 10.1

AMENDMENT

OF

EMPLOYMENT AGREEMENT

THIS AMENDMENT (this “Amendment”), dated as of this 27th day of April 2015, by and between LIFETIME BRANDS, INC., a Delaware corporation (the “Company”), and DANIEL SIEGEL (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of November 28, 2014, with an effective date as of August 1, 2014 (such Employment Agreement is hereinafter referred to as the “Employment Agreement”), pursuant to which the Company employed the Executive as its President on the terms and conditions therein set forth; and

WHEREAS, the Company and the Executive desire to amend Section 4(c) and Section 6(c)(C) of the Employment Agreement to correctly reflect the agreement of the parties hereto.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Definitions: Capitalized terms used herein shall have the meanings set forth in the Employment Agreement unless otherwise defined herein.

2. Amendment to Section 4(c). Effective as of August 1, 2014, Section 4(c) of the Employment Agreement is hereby amended in its entirety to read as follows:

(c) Reimbursement of Expenses. (i) Upon submission of proper vouchers, which shall be subject to review by the CEO or the COO, the Company will pay or reimburse the Executive for all transportation, hotel, living and entertainment expenses incurred by the Executive on business trips taken with the approval of the CEO or the COO outside the metropolitan New York area and for all other business and entertainment expenses reasonably incurred by him in connection with all pre-approved activities relating to the business of the Company and its subsidiaries during the Employment Term, all in accordance with Company policies then in effect. (ii) Upon submission of appropriate documentation in accordance with the policies and procedures of the Company, the Company agrees to reimburse and pay the Executive in full, on a one-time basis, for legal fees paid by the Executive solely in connection with the execution of the Employment Agreement for the Initial Term only; provided, however, that such reimbursement payment shall not exceed six thousand five-hundred dollars ($6,500.00).

3. Amendment to Section 6(c)(C). Effective as of August 1, 2014, Section 6(c)(C) of the Employment Agreement is hereby amended in its entirety to read as follows:

(C) if the Company does not offer employment to the Executive beyond the Initial Term or any Renewal Term, as applicable, on terms and conditions that are, in the aggregate, no less favorable to the Executive than the terms and conditions of this Agreement, then, subject to the provisions of this Agreement, upon the normal expiration of the Initial Term or any Renewal Term, as applicable, the Executive shall be entitled to receive (1) the benefits set forth in Section 4 for a period of twelve (12) months, (2) an amount equal to the Executive’s Base Salary as in effect upon the expiration of the Initial Term or such Renewal Term, as applicable, payable over a period of twelve (12) months from the expiration of the Initial Term or such Renewal Term, as applicable, pursuant to the Company’s normal payroll practices, and (3) the Performance Bonus for the fiscal year in which the effective date of the termination occurs, payable at the same time as the Performance Bonus for such fiscal year would otherwise have been paid.

4. No Other Amendment. Except as specifically provided in this Amendment, the Employment Agreement shall not be modified or amended in any manner whatsoever and shall remain in full force and effect.

5. Governing Law. This Amendment shall be construed under and enforced in accordance with the laws of the State of New York without giving effect to any conflict of laws principles. Any legal action or proceeding brought with respect to any of the provisions of this Amendment shall be brought in the state or federal courts located in New York, New York. If the Executive prevails in any legal or arbitration proceeding commenced in connection with this Amendment, then the Company shall reimburse the Executive for reasonable attorneys’ fees and costs incurred in connection therewith.

6. Counterparts. This Amendment may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but both such counterparts shall together constitute one and the same document.

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IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first written above.

LIFETIME BRANDS, INC.

By:	/s/ Jeffrey Siegel
	Name:	Jeffrey Siegel
	Title:	Chairman and CEO

/s/ Daniel Siegel
Daniel Siegel

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